Exhibit 15--Letter Re: Unaudited Interim Financial Information

Board of Directors
AmSouth Bancorporation

  We are aware of the incorporation by reference in the following Registration Statements and in their related Prospectuses, of our report dated May 9, 1996, relating to the unaudited consolidated financial statements of AmSouth Bancorporation and subsidiaries which are included in its Form 10-Q for the quarter ended March 31, 1996;

  Form S-3 No. 33-55683 pertaining to the Dividend Reinvestment and Common
       Stock Purchase Plan;

  Form S-8 No. 33-52243 pertaining to the assumption by AmSouth Bancorporation of FloridaBank Stock Option Plan and FloridaBank Stock Option Plan-- 1993;

  Form S-8 No. 33-52113 pertaining to the 1989 Long Term Incentive
       Compensation Plan;

  Form S-3 No. 33-50363 pertaining to the Debt Shelf Registration;

  Form S-8 No. 33-35218 pertaining to the 1989 Long Term Incentive
       Compensation Plan;

  Form S-8 No. 33-37905 pertaining to the AmSouth Bancorporation Thrift Plan;

  Form S-8 No. 33-9368 pertaining to the Long Term Incentive Compensationm
       Plan;

  Form S-8 No. 33-2927 (as amended) pertaining to the Employee Stock Purchase
       Plan;

  Form S-8 No. 2-97464 pertaining to the Long Term Incentive Compensation
       Plan;

  Form S-3 No. 33-35280 pertaining to the Dividend Reinvestment and Common
       Stock Purchase Plan;

  Form S-8 No. 33-19016 pertaining to the Long Term Incentive Compensation
       Plan;

  Form S-8 No. 33-18653 pertaining to the 1987 Substitute Stock Option Plan;

  Form S-8 No. 33-58777 pertaining to the Director Restricted Stock Plan; and,

  Form S-8 No. 333-02099 pertaining to the AmSouth Bancorporation Thrift Plan.

  Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not part of the registration statements prepared or certified by accountants within the meaning of Sections 7 or 11 of the Securities Act of 1933.


                                          /s/ ERNST & YOUNG LLP



May 9, 1996